Exhibit 99.1

NEWS BULLETIN	FARO Technologies Inc.
250 Technology Park Lake Mary, FL 32746
The Measure of Success

Keith Bair, Senior Vice President and CFO keith.bair@FARO.com, 407-333-9911

FARO Reports Third Quarter 2012 Results

LAKE MARY, FL, October 31, 2012 – FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the third quarter ended September 29, 2012. Sales in the third quarter of 2012 decreased 6.3% to $60.7 million, from $64.8 million in the third quarter of 2011. The Company reported net income decreased to $3.7 million, or $0.21 per share, in the third quarter of 2012, from $6.4 million, or $0.38 per share, in the third quarter of 2011.

New order bookings for the third quarter of 2012 were $61.0 million, an increase of 1.3% from $60.2 million in the third quarter of 2011.

“Customer interest was strong in the third quarter, with leads and demos at historical rates, but economic weakness and uncertainty, particularly in Europe, resulted in delayed customer purchase decisions,” stated Jay Freeland, FARO’s President and CEO. “We successfully launched the new Vantage Laser Tracker which received positive customer response and we undertook several product promotions. However, these initiatives were still not sufficient to offset the impact of the difficult economic climate overall.”

Gross margin for the third quarter of 2012 was 53.2%, compared to 56.1% in the third quarter of 2011 and reflects lower average selling prices across major product lines, due to promotions for older model products and other pricing initiatives as well as additional manufacturing costs related to the introduction of the new Vantage Laser Tracker.

The Company’s operating margin for the third quarter decreased to 8.3%, compared to 15.4% in the third quarter of 2011 and included approximately $1.0 million of professional fees related to the Company’s patent litigation.

“In anticipation of continuing economic uncertainty, we intend to aggressively pursue all available sales channels, invest in R&D and maintain tight cost controls across all areas of the business,” Freeland concluded.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for its products, and its future operating results and financial condition. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “intend,” “believe,” “will,” “expect” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company’s products obsolete or less competitive;

•	production delays caused by shortages of raw materials incorporated in the Company’s products;

•	the cyclical nature of the industries of the Company’s customers and material adverse changes in customers’ access to liquidity and capital;

•

declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financing conditions;

•

risks associated with international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

With over 30,000 installations and 15,000 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement and imaging devices and software used to create digital models — or to perform evaluations against an existing model — for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO’s technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.

Principal products include the world’s best-selling portable measurement arm — the FaroArm; the world’s best-selling laser tracker — the FARO Laser Tracker Vantage; the FARO Laser ScanArm; FARO Focus 3D Laser Scanner; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 Q family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

###

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 29, 2012	December 31,
(in thousands, except share data)	Unaudited	2011
ASSETS
Current Assets:
Cash and cash equivalents	$80,505	$64,540
Short-term investments	64,989	64,997
Accounts receivable, net	51,014	57,512
Inventories, net	53,348	49,934
Deferred income taxes, net	6,090	5,297
Prepaid expenses and other current assets	10,383	9,207

Total current assets	266,329	251,487

Property and Equipment:
Machinery and equipment	31,427	29,171
Furniture and fixtures	6,406	5,963
Leasehold improvements	10,780	10,233

Property and equipment at cost	48,613	45,367
Less: accumulated depreciation and amortization	(32,776)	(29,134)

Property and equipment, net	15,837	16,233

Goodwill	18,517	18,610
Intangible assets, net	6,727	6,849
Service inventory	19,535	17,316
Deferred income taxes, net	2,270	2,296

Total Assets	$329,215	$312,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,995	$13,396
Accrued liabilities	16,242	18,076
Income taxes payable	1,611	2,682
Current portion of unearned service revenues	17,163	15,638
Customer deposits	2,347	4,072
Current portion of obligations under capital leases	18	84

Total current liabilities	45,376	53,948
Unearned service revenues - less current portion	9,648	9,540
Deferred tax liability, net	1,259	1,148
Obligations under capital leases - less current portion	66	257

Total Liabilities	56,349	64,893

Commitments and contingencies
Shareholders’ Equity:
Common stock - par value $.001, 50,000,000 shares authorized; 17,651,780 and 17,381,110 issued; 16,971,545 and 16,700,875 outstanding, respectively	18	17
Additional paid-in-capital	179,975	169,780
Retained earnings	96,519	81,360
Accumulated other comprehensive income	5,429	5,816
Common stock in treasury, at cost - 680,235 shares	(9,075)	(9,075)

Total Shareholders’ Equity	272,866	247,898

Total Liabilities and Shareholders’ Equity	$329,215	$312,791

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share data)	Sept 29, 2012	Oct 1, 2011	Sept 29, 2012	Oct 1, 2011
SALES
Product	$49,274	$54,032	$159,130	$146,682
Service	11,460	10,775	33,595	30,402

Total Sales	60,734	64,807	192,725	177,084

COST OF SALES
Product	21,107	21,605	63,933	56,527
Service	7,323	6,813	22,242	20,380

Total Cost of Sales (exclusive of depreciation and amortization, shown separately below)	28,430	28,418	86,175	76,907

GROSS PROFIT	32,304	36,389	106,550	100,177
OPERATING EXPENSES:
Selling	14,154	14,696	46,033	44,157
General and administrative	7,266	6,424	22,028	19,931
Depreciation and amortization	1,796	1,711	5,164	5,047
Research and development	4,065	3,591	12,998	11,037

Total operating expenses	27,281	26,422	86,223	80,172

INCOME FROM OPERATIONS	5,023	9,967	20,327	20,005

OTHER (INCOME) EXPENSE
Interest income	(20)	(19)	(141)	(84)
Other expense, net	(46)	780	215	775
Interest expense	2	2	22	33

INCOME BEFORE INCOME TAX EXPENSE	5,087	9,204	20,231	19,281
INCOME TAX EXPENSE	1,414	2,775	5,074	5,376

NET INCOME	$3,673	$6,429	$15,157	$13,905

NET INCOME PER SHARE - BASIC	$0.22	$0.39	$0.90	$0.85

NET INCOME PER SHARE - DILUTED	$0.21	$0.38	$0.88	$0.83

Weighted average shares - Basic	16,944,120	16,609,005	16,892,338	16,435,337

Weighted average shares - Diluted	17,094,102	16,849,282	17,148,555	16,788,776

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands)	Sept 29, 2012	Oct 1, 2011	Sept 29, 2012	Oct 1, 2011
Net income	$3,673	$6,429	$15,157	$13,905
Currency translation adjustments	1,303	(4,578)	(385)	764

Comprehensive income	$4,976	$1,851	$14,772	$14,669

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
(in thousands)	Sept 29, 2012	Oct 1, 2011
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income	$15,157	$13,905
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,164	5,047
Compensation for stock options and restricted stock units	2,956	2,042
Provision for bad debts	(155)	1,620
Deferred income tax (benefit) expense	(670)	111
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	6,398	(460)
Inventories, net	(5,998)	(23,682)
Prepaid expenses and other current assets	(1,231)	(2,707)
Income tax benefit from exercise of stock options	(1,135)	(1,412)
Increase (decrease) in:
Accounts payable and accrued liabilities	(7,307)	1,068
Income taxes payable	82	597
Customer deposits	(1,707)	(1,116)
Unearned service revenues	1,730	3,593

Net cash provided by (used in) operating activities	13,284	(1,394)

INVESTING ACTIVITIES:
Purchases of property and equipment	(3,139)	(3,370)
Payments for intangible assets	(772)	(646)

Net cash used in investing activities	(3,911)	(4,016)

FINANCING ACTIVITIES:
Payments on capital leases	(119)	(140)
Income tax benefit from exercise of stock options	1,135	1,412
Proceeds from issuance of stock, net	6,107	7,727

Net cash provided by financing activities	7,123	8,999

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(531)	34

INCREASE IN CASH AND CASH EQUIVALENTS	15,965	3,623
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	64,540	50,722

CASH AND CASH EQUIVALENTS, END OF PERIOD	$80,505	$54,345